UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2010

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.

Champaign, Illinois  61820

(Address of principal executive offices) (Zip code)

(217) 365-4516

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

❒	Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

❒	Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required under Item 5.02 is hereby incorporated by reference to Item 7.01 of this Current Report on Form 8-K.

Item 7.01                      Regulation FD Disclosure.

On March 1, 2010, First Busey Corporation (“First Busey”) announced modifications to its organizational structure.   The modifications were determined after assessing the current operating environment, evaluating future growth opportunities, and discussions with First Busey and Busey Bank (“Busey Bank”) boards of directors and executive management.

Through these modifications, we will create focused business lines that are both scalable for growth and exportable to new markets in the future.  In addition to increased focus on our business lines, we leverage the strengths of our leadership to best serve our 4 Pillars – customers, associates, communities and shareholders.

The principal modifications are as follows:

●
David B. White will assume responsibility as Chief Financial Officer of First Busey and Busey Bank.  In addition, Human Resources, Corporate Administration, Finance and Treasury, Investor Relations, Marketing, Strategy and Communication will reside under Mr. White’s leadership.  This change will be effective following the filing of First Busey’s Form 10-K for the fiscal year ended December 31, 2009.

●
Barbara J. Harrington will assume responsibility as Chief Risk Officer of First Busey and Busey Bank.  Internal Audit, Compliance, Loan Review, and Regulatory Management will reside under Ms. Harrington’s leadership.  Ms. Harrington will remain in her current role as Chief Financial Officer and the principal financial officer until after the filing of First Busey’s Form 10-K for the fiscal year ended December 31, 2009.

●
Robert F. Plecki, Jr. will assume responsibility as Chief Credit Officer of First Busey and Busey Bank.  In addition to this leadership role, Mr. Plecki will continue to serve as Florida Region President for Busey Bank.  Don A. Monteith will assist Mr. Plecki as Executive Vice President, Special Assets for Busey Bank.  Further, in support of balance sheet strength, all credit related functions including retail, business and mortgage underwriting and special assets management will align under Mr. Plecki’s leadership.

●
Leanne C. Heacock has accepted new leadership responsibility as Chief Information Officer of First Busey.  The core operating and technology systems of First Busey, Busey Bank, and Busey Wealth Management will align under Ms. Heacock’s direction.

●
Howard F. Mooney II will continue to serve as President and Chief Executive Officer of FirsTech, Inc.  In addition, Mr. Mooney will be responsible for overseeing large corporate cash management strategies.

●
Christopher M. Shroyer will be named President & Chief Executive Officer of Busey Bank.  In addition to this new leadership role, Mr. Shroyer will continue to serve as the East Region President.  The Busey East region includes Champaign and Ford counties in Illinois and Indianapolis, Indiana.

Additionally, the following business lines and regional leadership will work together under Mr. Shroyer to collaboratively serve our customers:

●
Donna R. Greene will continue to serve as President and Chief Executive Officer of our Busey Wealth Management business line.  All Busey Wealth Management roles and responsibilities, with the exception of operating and technology systems, will continue to reside under Ms. Greene’s leadership.

●
N. John Waddock will assume new responsibility as Executive Vice President of our Business Banking business line. Thomas M. Good will serve as Executive Vice President and Senior Business Lender of the Busey West Region, and J. Rod Kirby will continue to serve as Executive Vice President and Senior Business Lender of the Busey East Region.

●
Susan L. Abbott will continue to serve as Executive Vice President of our Retail Banking business line.  All retail administration, lending, and branch strategies will continue to reside under Ms. Abbott’s leadership.

●
Gary L. Jackson will assume full leadership responsibility as Senior Vice President of our  Residential Mortgage Banking business line, focusing on origination and sales.  Due to the increased scope and size of residential mortgage banking, we are establishing  Residential Mortgage Banking as a separate business line.

●
Daniel P. Daly will continue to serve as Executive Vice President of Busey Bank and our West Region President.  The Busey West region includes the Illinois counties of Macon, Shelby, McLean, Livingston, Peoria and Tazewell.

The transition period for these modifications begins on March 1, 2010, with full transition expected on or around March 31, 2010.

The following is a description of the business experience for at least the past five years of our executive officers who will report directly to Van A. Dukeman, President and Chief Executive Officer of First Busey Corporation following the above-referenced modifications.  There will not be any immediate changes to the following executive officers’ compensation arrangements as a result of the modifications.  Following the effectiveness of all of the changes, the executive officers of First Busey will be:

Barbara J. Harrington.  Ms. Harrington, age 50, has served as Chief Financial Officer of First Busey Corporation since March 1999.

David B. White.  Mr. White, age 58, has served as Chief Operating Officer of First Busey Corporation since August 2007.  Previously, Mr. White served as Chief Financial Officer of Main Street Trust, Inc. from 1993 until its merger with First Busey on August 1, 2007.

Christopher M. Shroyer.  Mr. Shroyer, age 44, has served as Executive Vice President of our East Region since early 2009; prior to that he served as Executive Vice President of our Decatur market following the merger with Main Street Trust.  Prior to the merger, Mr. Shroyer served as Executive Vice President of Main Street Bank & Trust Commercial Banking from 2004 and President and Chief Executive Officer of The First National Bank of Decatur (a subsidiary of Main Street Trust, Inc.) from 2001-2004.

Robert F. Plecki, Jr.  Mr. Plecki, age 49, has served as Executive Vice President of our southwest Florida market since early 2009; prior to that he served as Executive Vice President of our Champaign-Urbana market following the merger with Main Street Trust.  Prior to the merger, Mr. Plecki served as President of Main Street Bank & Trust Retail Banking from 2004 – 2007 and President of BankIllinois (a subsidiary of Main Street Trust, Inc.) from 2001-2004.  Prior to being named President of Bank Illinois, Mr. Plecki served in various positions within Commercial Banking at BankIllinois from 1986-1997.

Leanne C. Heacock.  Ms. Heacock, age 44, has served as Executive Vice President of Information Systems since the merger with Main Street Trust.   Prior to the merger, Ms. Heacock served as Executive Vice President of Management Information Systems for Main Street Trust from 2001 - 2007.

Howard F. Mooney II.  Mr. Mooney, age 45, has served as President and Chief Executive Officer of FirsTech, our payment processing subsidiary since 2000.  Prior to our August 2007 merger, FirsTech was a subsidiary of Main Street Trust, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2010	First Busey Corporation

By:           /s/ Van A. Dukeman
Name:  Van A. Dukeman
Title:    President & Chief Executive Officer